Exhibit 99.1

Neuronetics Reports First Quarter 2025 Financial and Operating Results

MALVERN, PA., May 6 2025 – Neuronetics, Inc., (NASDAQ: STIM) (the “Company” or “Neuronetics”) a vertically integrated, commercial stage, medical technology and healthcare company with a strategic vision of transforming the lives of patients whenever and wherever they need help, with the leading neurohealth therapies in the world, today announced its financial and operating results for the first quarter of 2025.

First Quarter 2025 Highlights

•	First quarter 2025 revenue of $32.0 million, an 84% increase as compared to the first quarter 2024, primarily driven by the Greenbrook acquistion

•	U.S. clinic revenue of $18.7 million in the quarter representing Greenbrook clinic revenue

•	U.S. treatment session revenue of $9.6 million

•	U.S. NeuroStar Advanced Therapy System revenue of $2.8 million

•	Completed secondary offering, raising approximately $18.9 million in net proceeds in February 2025 after deducting underwriting discounts, commissions and estimated offering expenses

Recent Operational Highlights

•	Chief Financial Officer Steve Furlong to retire in March 2026

•	Significant operational progress with the integration of Greenbrook

•	Projecting cash flow positive in the third quarter of 2025

•	Major insurance coverage expansions for adolescent TMS treatment, with Evernorth Health Services (Cigna) joining Humana, Aetna, and several Blue Cross Blue Shield entities in covering adolescents 15+

•	Achieved milestone of over 202,000 global patients treated with 7.4 million treatment sessions

“2025 is off to a great start as our approach to innovative mental health treatment is improving access to care for patients and delivering value for providers,” said Keith J. Sullivan, President and Chief Executive Officer of Neuronetics. “Our growth initiatives for the Greenbrook clinics continue to exceed expectations, as we implement our proven operating model and continue to rollout SPRAVATO® across our network of locations and institute the buy-and-bill model. Simultaneously, our Better Me Provider program continues to prove its effectiveness, with participating sites continuing to see improvements in the number of patients treated, and the speed at which a patient begins therapy with NeuroStar TMS. As we execute on both fronts, we’re not only expanding access to effective mental health treatments but also strengthening our financial position while remaining on the path to achieving positive cash flow in the third quarter of this year.”

First Quarter 2025 Financial and Operating Results for the Three Months Ended March 31, 2025

	Revenues by Geography Three Months Ended March 31,
	2025	2024
	Amount	Amount	% Change
	(Unaudited; in thousands, except percentages)
U.S.	$31,483	$16,793	87%
International	492	624	(21)%

Total revenues	$31,975	$17,417	84%

Total revenues for the three months ended March 31, 2025 was $32.0 million, an increase of 84% compared to the revenues of $17.4 million in the first quarter of 2024, primarily driven by the Greenbrook acquisition. During the quarter, total U.S. revenue increased by 87% and international revenue decreased marginally over the first quarter of 2024. The increase in U.S. revenue was primarily attributable to U.S. clinic revenue of $18.7 million, added as a result of the acquisition of Greenbrook, partially offset by the absence of prior year quarter sales to Greenbrook of $2.9 million and a decrease of sales of $1.1 million relating to NeuroStar Advanced Therapy Systems and treatment session revenue.

	U.S. Revenues by Product Category Three Months Ended March 31,
	2025	2024
	Amount	Amount	% Change
	(Unaudited; in thousands, except percentages)
NeuroStar Advanced Therapy System	$2,846	$3,310	(14)%
Treatment sessions	9,612	12,988	(26)%
Clinic revenue	18,659	—	—%
Other	366	495	(26)%

Total U.S. revenues	$31,483	$16,793	87%

U.S. NeuroStar Advanced Therapy System revenue for the three months ended March 31, 2025 was $2.8 million, a decrease of 14% compared to $3.3 million in the first quarter of 2024. For the three months ended March 31, 2025, the Company shipped 31 systems. While the number of systems decreased, the average selling price per system increased by 9%.

U.S. treatment session revenue for the three months ended March 31, 2025 was $9.6 million, a decrease of 26% compared to $13.0 million in the first quarter of 2024. The decline was primarily attributable to the absence of $2.8 million in treatment session revenue from Greenbrook with the prior year quarter.

U.S. clinic revenue, which represents revenue generated by treatment centers from the Greenbrook acquisition, was $18.7 million for the three months ended March 31, 2025.

Gross margin for the first quarter of 2025 was 49.2% compared to the first quarter of 2024 gross margin of 75.1%. The decrease in gross margin was primarily a result of the inclusion of Greenbrook’s clinic business.

Operating expenses during the first quarter of 2025 were $26.8 million, an increase of $6.9 million, or 35%, compared to $19.9 million in the first quarter of 2024, mainly attributable to inclusion of Greenbrook’s general and administrative expenses of $6.2 million.

Net loss for the first quarter of 2025 was $(12.7) million, or $(0.21) per share, as compared to $(7.9) million, or $(0.27) per share, in the first quarter of 2024. Net loss per share was based on 61,464,725 and 29,471,516 weighted average common shares outstanding for the first quarters of 2025 and 2024, respectively.

Cash and cash equivalents were $20.2 million as of March 31, 2025. This compares to cash and cash equivalents of $18.5 million as of December 31, 2024. As a result of the strengthened balance sheet following the recent offering, the Company proactively settled Greenbrook’s legacy vendor payment plans and accelerated certain expenses to secure favorable vendor concessions. While this increased first quarter cash burn, it will reduce overall vendor spending in 2025. The Company also experienced a temporary lag in collections during the integration of new revenue cycle management software, which has subsequently normalized. Cash used in operations for the first quarter was $17.0 million. The Company expects second quarter operational cash usage to be less than $5 million, with year-end cash anticipated to be above $20 million.

Chief Financial Officer Steve Furlong to Retire

Steve Furlong, who has served as Chief Financial Officer since 2019, will retire on March 31, 2026. Mr. Furlong will continue in his current position until a successor is hired, and will remain as an advisory subsequently to ensure a smooth transition. The Company has initiated a comprehensive search process to identify his successor.

Expanding Insurance Coverage Increases Adolescent Access to NeuroStar TMS Therapy

Insurance coverage for adolescent NeuroStar transcranial magnetic stimulation (“TMS”) therapy continues to expand since receiving clearance from the U.S. Food and Drug Administration in March 2024 as the first and only TMS treatment approved for depression in adolescents aged 15 to 21. Evernorth Health Services, a wholly owned subsidiary of The Cigna Group, has extended coverage to adolescents 15 and older with major depressive disorder (“MDD”), joining Humana, Aetna, and several Blue Cross Blue Shield entities. This growing payor acceptance reflects the significant clinical need among the estimated 4.3 million U.S. adolescents affected by major depression and positions NeuroStar’s adolescent indication as an important long-term growth driver.

Strategic Financing Strengthens Balance Sheet

Neuronetics successfully completed a public offering of common stock with net proceeds of approximately $18.9 million after deducting underwriting discounts, commissions and estimated offering expenses, strengthening the Company’s financial position and providing additional flexibility to execute on key growth initiatives. This financing enhances the Company’s ability to potentially accelerate high-return programs such as the Spravato buy-and-bill expansion, accelerate Better Me Provider program implementation across the broader network, and enhance capabilities, all while maintaining the Company’s projected timeline to be cash flow positive in the third quarter of 2025.

Business Outlook

For the second quarter of 2025, the Company expects total worldwide revenue between $36.0 million and $38.0 million.

For the full year 2025, the Company now expects total worldwide revenue to be between $149.0 million and $155.0 million, as compared to prior guidance of $145.0 million and $155.0 million.

For the full year 2025, the Company continues to expect gross margin to be approximately 55%.

For the full year 2025, the Company continues to expect total operating expenses to be between $90.0 million and $98.0 million.

The Company expects second quarter operational cash usage to be less than $5.0 million, with year-end cash anticipated to be above $20.0 million.

Webcast and Conference Call Information

Neuronetics’ management team will host a conference call on May 6, 2025, beginning at 8:30 a.m. Eastern Time.

The conference call will be broadcast live in listen-only mode via webcast at https://edge.media-server.com/mmc/p/knieqjnc. To listen to the conference call on your telephone, you may register for the call here. While it is not required, it is recommended you join 10 minutes prior to the event start.

About Neuronetics

Neuronetics, Inc. believes that mental health is as important as physical health. As a global leader in neuroscience, Neuronetics is delivering more treatment options to patients and physicians by offering exceptional in-office treatments that produce extraordinary results. NeuroStar Advanced Therapy (“NeuroStar Therapy”) is a non-drug, noninvasive treatment that can improve the quality of life for people suffering from neurohealth conditions when traditional medication has not helped. In addition to selling the NeuroStar Advanced Therapy System (the “NeuroStar System”) and associated treatment sessions to customers, Neuronetics operates Greenbrook TMS Inc. (“Greenbrook”) treatment centers across the United States, offering NeuroStar Therapy, Spravato, and other treatment modalities for the treatment of MDD and other mental health disorders.

NeuroStar Therapy is indicated for the treatment of depressive episodes and for decreasing anxiety symptoms for those who may exhibit comorbid anxiety symptoms in adult patients suffering from MDD and who failed to achieve satisfactory improvement from previous antidepressant medication treatment in the current episode. It is also cleared by the U.S. Food and Drug Administration as an adjunct for adults with obsessive-compulsive disorder and for adolescent patients aged 15 to 21 with MDD. Neuronetics is committed to transforming lives by offering an exceptional treatment that produces extraordinary results.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements in this press release, including the documents incorporated by reference herein, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created by those laws and other applicable laws and “forward-looking information” within the meaning of applicable Canadian securities laws. Statements in this press release that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “may,” “will,” “would,” “should,” “expect,” “plan,” “design,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “outlook” or “continue” as well as the negative of these terms and similar expressions. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. These risks and uncertainties include, without limitation, risks and uncertainties related to: the effect of the transaction with Greenbrook on our business relationships; operating results and business generally; our ability to execute our business strategy; our ability to achieve or sustain profitable operations due to our history of losses; our ability to successfully complete the announced restructuring plans; our reliance on the sale and usage of our NeuroStar Advanced Therapy System to generate revenues; the scale and efficacy of our salesforce; our ability to retain talent; availability of coverage and reimbursement from third-party payors for treatments using our products; physician and patient demand for treatments using our products; developments in respect of competing technologies and therapies for the indications that our products treat; product defects; our revenue has been concentrated among a small number of customers; our ability to obtain and maintain intellectual property protection for our technology; developments in clinical trials or regulatory review of the NeuroStar Advanced Therapy System for additional indications; developments in regulation in the U.S. and other applicable jurisdictions; the terms of our credit facility; our ability to successfully roll-out our Better Me Provider Program on the planned timeline; our self-sustainability and existing cash balances; and our ability to achieve cash flow breakeven in the third quarter of 2025. For a discussion of these and other related risks, please refer to the Company’s recent filings with the SEC, which are available on the SEC’s website at www.sec.gov. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or changes in the Company’s expectations.

Investor Contact:

Mike Vallie or Mark Klausner

ICR Healthcare

443-213-0499

ir@neuronetics.com

Media Contact:

EvolveMKD

646-517-4220

NeuroStar@evolvemkd.com

NEURONETICS, INC.

Consolidated Statements of Operations

(Unaudited; In thousands, except per share data)

	Three Months ended March 31,
	2025	2024
Revenues	$31,975	$17,417
Cost of revenues	16,237	4,329

Gross profit	15,738	13,088

Operating expenses:
Sales and marketing	11,999	11,641
General and administrative	13,137	5,957
Research and development	1,616	2,349

Total operating expenses	26,752	19,947

Loss from operations	(11,014)	(6,859)

Other (income) expense:
Interest expense	1,922	1,826
Other income, net	(247)	(812)

Net loss	$(12,689)	$(7,873)

Non-controlling interest	(14)	—

Net loss attributable to Neuronetics stockholders’	(12,675)	(7,873)

Net loss per share of common stock outstanding, basic and diluted attributable to Neuronetics stockholders’	$(0.21)	$(0.27)

Weighted average common shares outstanding, basic and diluted	61,465	29,472

NEURONETICS, INC.

Consolidated Balance Sheets

(Unaudited; In thousands, except per share data)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$20,224	$18,459
Restricted cash	1,000	1,000
Accounts receivable, net of allowance of credit losses of $1,403 and $1,930 as of March 31, 2025 and December 31, 2024, respectively	26,196	23,355
Inventory	4,069	4,248
Current portion of net investments in sales-type leases	202	206
Current portion of prepaid commission expense	3,113	3,078
Current portion of note receivables	696	930
Prepaid expenses and other current assets	5,168	6,846

Total current assets	60,668	58,122

Property and equipment, net	5,846	6,242
Goodwill	18,634	18,634
Intangible assets, net	19,242	19,606
Operating lease right-of-use assets	26,704	27,093
Net investments in sales-type leases	74	86
Prepaid commission expense	8,466	8,902
Long-term notes receivable	316	295
Other assets	2,038	1,923

Total assets	$141,988	$140,903

Liabilities and Equity
Current liabilities:
Accounts payable	$8,482	$11,077
Accrued expenses	9,306	12,818
Current portion of deferred revenue	785	974
Deferred and contingent consideration	1,000	1,000
Other payables	346	605
Current portion of operating lease liabilities	4,922	4,791

Total current liabilities	24,841	31,265

Long-term debt, net	55,341	55,151
Deferred revenue	—	2
Operating lease liabilities	22,275	22,686

Total liabilities	102,457	109,104

Commitments and contingencies
Equity:
Preferred stock, $0.01 par value: 10,000 shares authorized; no shares issued or outstanding on March 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value: 250,000 shares authorized; 65,820 and 55,679 shares issued and outstanding on March 31, 2025 and December 31, 2024, respectively	658	557
Additional paid-in capital	467,258	446,938
Accumulated deficit	(432,464)	(419,789)

Total Stockholders’ equity	35,452	27,706
Non-controlling interest	4,079	4,093

Total equity	39,531	31,799

Total liabilities and equity	$141,988	$140,903

NEURONETICS, INC.

Consolidated Statements of Cash Flows

(Unaudited; In thousands)

	Three months ended March 31,
	2025	2024
Cash flows from Operating activities:
Net loss	$(12,689)	$(7,873)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	911	560
Allowance for credit losses	—	566
Inventory impairment	5	71
Share-based compensation	1,444	1,338
Non-cash interest expense	189	161
Changes in certain assets and liabilities:
Accounts receivable, net	(2,627)	(2,667)
Inventory	175	1,328
Net investment in sales-type leases	14	234
Prepaid commission expense	401	(154)
Prepaid expenses and other assets	1,785	116
Accounts payable	(2,638)	(1,983)
Accrued expenses	(3,511)	(3,549)
Other liabilities	(193)	—
Deferred revenue	(259)	(163)

Net Cash used in Operating activities	(16,993)	(12,015)

Cash flows from Investing activities:
Purchases of property and equipment and capitalized software	(219)	(375)
Repayment of notes receivable	—	443

Net Cash (used in) provided by Investing activities	(219)	68

Cash flows from Financing activities:
Proceeds from the issuance of common stock	20,700	—
Payments of common stock offering issuance costs	(1,731)	—
Proceeds from exercises of stock options	8	—

Net Cash provided by Financing activities	18,977	—

Net increase (decrease) in Cash, Cash equivalents and Restricted cash	1,765	(11,947)
Cash, Cash equivalents and Restricted cash, Beginning of Period	19,459	59,677

Cash, Cash equivalents and Restricted cash, End of Period	$21,224	$47,730

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	20,224	47,730
Restricted cash	1,000	—

Total cash, cash equivalents and restricted cash	$21,224	$47,730

Non-GAAP Financial Measures (Unaudited)

EBITDA is not a measure of financial performance under generally accepted accounting principles in the U.S. (“GAAP”), and should not be construed as a substitute for, or superior to, GAAP net loss. However, management uses both the GAAP and non-GAAP financial measures internally to evaluate and manage the Company’s operations and to better understand its business. Further, management believes that the addition of the non-GAAP financial measure provides meaningful supplementary information to, and facilitates analysis by, investors in evaluating the Company’s financial performance, results of operations and trends. The Company’s calculation of EBITDA may not be comparable to similarly designated measures reported by other companies, because companies and investors may differ as to what type of events warrant adjustment.

The following table reconciles reported net loss to EBITDA:

	Three Months ended March 31,
	2025	2024
	(in thousands)
Net loss	$(12,689)	$(7,873)
Interest expense, net	1,675	1,014
Income taxes	—	—
Depreciation and amortization	911	560

EBITDA	$(10,103)	$(6,299)